EXHIBIT 10.1

                           EVEREST MEDICAL CORPORATION

                             NOTE PURCHASE AGREEMENT


     This Agreement is made and entered into as of the 16th day February, 1996, between Everest Medical Corporation, a Minnesota corporation (the "Company") and Okabena Partnership K ("Investor").

                                    RECITALS

     A. The Company desires to sell to Investor, and Investor desires to purchase from the Company, a 13% Secured Convertible Note in the principal amount of $500,000. The Note will be secured by a first lien security interest in all of the assets of the Company (except assets held pursuant to capital leases), subordinate only to senior bank debt, if and when obtained.

     B. In connection with the sale and purchase of the 13% Secured Convertible Note, Investor has agreed to surrender and the Company has agreed to cancel warrants currently held by Investor to purchase 290,909 shares of Company Common Stock at a price of $3.50 per share which expire on February 4, 1998 (the "Original Warrant"). In exchange for the Original Warrant, the Company has agreed to issue Investor warrants to purchase 290,909 shares of the Company's Common Stock at a price of $2.75 per share.

                                    AGREEMENT

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Company and Investor, the Company and Investor agree as follows:

     1. Authorization of Securities. The Company proposes to authorize, issue and sell a 13% Secured Convertible Note in the principal amount of $500,000 (the "Note"), to be substantially in the form set forth in Exhibit 1 to this Agreement (the "Form of Note").

     The Note shall be convertible into shares of the Company's Common Stock (as hereinafter defined) (such shares of Common Stock into which the Note are convertible and all shares of Common Stock of the Company issued in exchange or substitution therefor being hereinafter sometimes referred to as the "Conversion Stock"), initially at the rate of one share of Conversion Stock for each $2.50 of the outstanding principal amount of the Note (subject to adjustment as provided in the Note). The Note shall be secured pursuant to a Security Agreement, to be substantially in the form set forth in Exhibit 2 to this Agreement (the "Security Agreement").

     The Company also proposes to authorize, issue and sell to Investor warrants to purchase an aggregate of up to 290,909 shares of Company Common Stock for a period of five years at an exercise price of $2.75 per share, such warrants to be substantially in the form of Exhibit 3 hereto. The term "Warrants" as used herein shall mean the warrants to be delivered pursuant to this Agreement and all warrants issued in exchange or substitution therefor; and the term "Warrant Stock" as used herein shall mean the shares of Common Stock issuable upon exercise of the Warrants.

     2. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company, the Note and Warrants for an aggregate purchase price of $500,000 (the "Purchase Price.")

     3. Closing. The closing of the sale to, and purchase by, Investor of the Note and the Warrants (the "Closing") shall occur at the offices of Fredrikson & Byron, P.A., 900 Second Avenue South, Minneapolis, Minnesota 55402, at the hour of 10:00 a.m., Minneapolis time, on February 16, 1996 or on such other day or at such other time or place as Investor and the Company shall agree upon (the "Closing Date").

     At the Closing, the Company will deliver to Investor the Note and the Warrants, being registered in Investor's name, along with a duly executed Security Agreement and the related financing statements in recordable form for filing in the appropriate state and county offices and in the United States Patent Office, against delivery to the Company of a wire transfer or certified check in the amount of $500,000 and the Original Warrant dated February 4, 1993.

     4. Restriction on Transfer of the Securities.

     4.1 Restrictions. The Note and the Conversion Stock, and the Warrants and the Warrant Stock, are transferable to a non-affiliate of Investor only pursuant to (a) a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer.

     4.2 (a) Legend. The Note and Warrants shall be endorsed with the following legend:

     The securities represented by this certificate have been issued without registration under the Securities Act of 1933 or under any state securities laws, and may not be sold, transferred or pledged in the absence of an effective registration statement under the applicable federal and state securities laws or an opinion of counsel satisfactory to the Company that the transfer is exempt from registration under the applicable federal and state securities laws.

     Upon the conversion of the Note or upon the exercise of the Warrants, unless the Company receives an opinion of counsel from the holder of such a security satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock or Warrant Stock issuable upon such conversion or exercise may be made without registration, or unless such Conversion Stock or Warrant Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock or Warrant Stock.

     5. Representations and Warranties by the Company. The Company represents and warrants to Investor that:

     5.1 Organization; Standing. etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Note and the Conversion Stock, and the Warrants and the Warrant Stock, and to otherwise perform its obligations under this Agreement, the Note, the Warrants, and the Security Agreement.

     5.2 Qualification. The Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

     5.3 Financial Statements. The audited financial statements and the unaudited interim financial statements included in the Company reports filed with the Securities and Exchange Commission (SEC) since January 1, 1995 (the "SEC Reports") (i) are in accordance with the books and records of the Company,
(ii) present fairly the financial condition of the Company at the balance sheet dates and the results of its operations for the periods therein specified, subject, in the case of the March 31, 1995, June 30, 1995 and September 30, 1995, financial statements, to normal year-end adjustments, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. There has been no material adverse change in the financial condition of the Company since September 30, 1995, and there has been no change in the condition, financial or otherwise (including any new material debt), of the Company since September 30, 1995, other than changes in the ordinary course of business which have not, in the aggregate, been materially adverse.

     5.4 Tax Returns and Audits. The Company has timely filed all required federal, state and local tax returns for all tax periods ending after December 31, 1992, which are required to be filed and has timely paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by the Company or any subsidiary, or otherwise, except such taxes, if any, as are being contested in good faith and to which adequate reserves have been provided.

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     5.5 Changes;  Dividends;  etc. Except for the transactions  contemplated by this Agreement, since September 30, 1995 the Company has not: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business; (b) paid any obligation or liability other than, or discharged or
satisfied  any  liens  or  encumbrances  other  than  those  securing,   current
liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (e) sold, transferred or leased any of its assets except in the ordinary course of business; (f) cancelled or compromised any debt or claim, or waived or released any right of material value; (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (h) entered into any transaction other than in the ordinary course of business; (i) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement; (j) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; or (k) agreed to do any of the foregoing other than pursuant hereto.

     5.6 Property. Except as disclosed in the Company's financial statements (or the notes thereto), SEC Reports or as otherwise indicated and filed in offices of public record, all property and assets of any kind (real or personal, tangible or intangible) of the Company are free from any encumbrance, and are free from any other liens, encumbrances or defects in title which are substantial in amount, or which could affect or impair the operations of the business of the Company.

     5.7 Litigation; Governmental Proceedings. Except as disclosed in the SEC Reports, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

     5.8 Compliance with Applicable Laws and Other Instruments. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement, the Note, the Warrants, or the Security Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with or, with or without the giving of notice or passage of time, or both, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, or any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, or will violate the Articles of Incorporation or Bylaws of the Company.

     5.9 Conversion Stock; Warrants and Warrant Stock. The Warrants, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in
Section 4 hereof, and the shares of Conversion Stock and Warrant Stock issuable upon conversion of the Note or exercise of the Warrants have been reserved for issuance based upon the initial conversion price or exercise price, as applicable, and when issued upon conversion or exercise will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in
Section 4 hereof. The Warrants to be delivered by the Company hereunder, and the certificates representing the Conversion Stock and Warrant Stock to be delivered upon the conversion of the Note or exercise of the Warrants, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

     5.10 Securities Laws. Based in part upon the representations and warranties contained in Section 6 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement, the Note, the Warrants or the Security Agreement or the offer, issuance, sale or delivery of the Note or the Warrants or the offer of the Conversion Stock or the Warrant Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. The Company has not, directly or through an agent, offered the Note or the Conversion Stock, or the Warrants or the Warrant Stock, or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than Investor. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Note and the Warrants and the offer of the Conversion Stock and the Warrant Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

     5.11 Intellectual Property. Except as disclosed in the Company's SEC Reports, to the best of the Company's knowledge, the Company is not infringing upon or in conflict with the asserted intellectual property rights of others (including, without limitation, patents, trademarks and copyrights), nor has any other person or corporation instituted any claims, demands or proceedings which challenge the right of the Company with respect to the use of any intellectual property claimed or used by the Company.

     5.12 Capital Stock. At the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of capital stock, $.01 par value, of which 5,810,700 shares of common stock, 1,088,937 shares of Series A Convertible Preferred Stock, 727,273 shares of Series B Convertible Preferred Stock, 410,906 shares of Series C Convertible Preferred Stock, and 471,500 shares of Series D Convertible Preferred Stock are issued and outstanding. All of the outstanding shares of the Company were duly authorized, validly issued and are fully paid and nonassessable. Other than with regard to the outstanding Series A, Series B, Series C and Series D Convertible Preferred Stock, or as otherwise disclosed in SEC Reports or in Exhibit 5.12, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this Agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company; provided, however, that nothing in this Section 5.12 shall affect, alter or diminish any right granted to the Investor in this Agreement.

     5.13 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and this Agreement has been duly executed and delivered by authorized officers of the Company. This Agreement is, and the Note and Warrants, when issued pursuant to the terms of this Agreement, and the Security Agreement when executed and delivered pursuant to the terms of this Agreement, will be, a valid and binding agreement upon the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to the authorization, creation, issuance, execution and delivery of the Note, the Conversion Stock, the Warrants, the Warrant Stock and the Security Agreement has been taken on the part of the Company.

     5.14 Disclosure. The Company has not knowingly withheld from Investor any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to Investor pursuant here to or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

     6. Representations and Warranties of Investor. Investor represents and warrants that:

     6.1 Investment Intent. The Note and the Warrants being acquired by Investor hereunder are being purchased, and the Conversion Stock and the Warrant Stock acquired by Investor upon conversion of such Note or exercise of such Warrants will be acquired, for Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Investor understands that the Note and the Conversion Stock, and the Warrants and the Warrant Stock, have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty. Investor further understands that the Note and Conversion Stock, and the Warrants and the Warrant Stock, may not be transferred to a non-affiliate or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

     Investor understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the SEC and that in any event Investor may not sell any securities pursuant to Rule 144, as currently enacted, prior to the expiration of a two-year period after Investor has acquired the securities. Investor understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

     6.2 Location of Principal Office and Qualification as an Accredited Investor. The state in which Investor's principal office is located in Minnesota. Investor qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment to be made hereunder by Investor. Investor has or has had access to all of the Company's material books and records, and access to the Company's executive officers has been provided to Investor or to Investor's qualified agents.

     6.3 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of Investor, has been duly executed and delivered by Investor, and is a valid and binding agreement upon the part of Investor.

     6.4 Compliance with Applicable Laws and Other Instruments. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of Investor pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which Investor is a party or by which it or any of its properties, assets or rights is bound or affected.

     7. Affirmative Covenants of the Company. So long as any amount remains unpaid on the Note (and, with respect to Sections 7.1 and 7.3, so long as there are issued and outstanding any Warrants or any shares of Conversion Stock or Warrant Stock), the Company covenants and agrees that:

     7.1 Replacement of Note or Warrants or Certificates Representing Conversion Stock or Warrant Stock. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note, Conversion Stock, Warrants or Warrant Stock, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Note or Warrants or certificates representing Conversion Stock or Warrant Stock, as the case may be, the Company will issue a new Note or Warrants or certificates representing Conversion Stock or Warrant Stock, as the case may be, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note or Warrants or certificates representing Conversion Stock or Warrant Stock, as the case may be.

     7.2. Application of Proceeds. Unless otherwise approved by Investor, the net proceeds received by the Company from the sale of the Note and Warrants shall be used (i) to repay debt currently owed pursuant to 8% Convertible Notes, originally dated in February or March 1992, and amended in February 1994.

     7.3 Filing of Reports. The Company will, so long as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the SEC so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such Rule.

     8. Conversion of Note; Exercise of Warrants.

     8.1 Conversion of Note. Any holder of any Note may, at its option, convert such Note, or any portion thereof, into Conversion Stock at the rate and upon the terms and conditions and subject to the adjustments set forth in the Note. If Investor elects to convert the entire outstanding principal of the Note prior to February 16, 1998, the Company agrees, through February 16, 1998, to pay Investor a quarterly fee equal to the amount of interest that would have accrued and been payable had Investor not converted the Note, and the Note had continued to be outstanding.

     8.2 Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Conversion Stock that may be issued upon the exercise of the conversion privilege referred to in Section 8.1 hereof will, upon issuance in accordance with the terms of the Note, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that, until expiration of such conversion privilege, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issuance upon the exercise of such conversion privilege.

     8.3 Adjustment of Number of Shares and Conversion Price. The number of shares of Common Stock issuable upon conversion of the Note and the conversion price with respect thereto shall be subject to adjustment from time to time as set forth in the Form of Note.

     8.4 Exercise of Warrants. Any holder of the Warrants may, at its option, at any time and from time to time, exercise such Warrants, or any portion thereof, upon the terms and conditions and subject to the adjustments set forth in
Exhibit 3 hereto.

     8.5 Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the Warrants will, upon issuance in accordance with the terms of the Warrants, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that, until expiration of the Warrants, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issuance upon the exercise of the Warrants.

     8.6 Adjustment of Number of Shares and Purchase Price. The number of shares of Common Stock issuable upon exercise of the Warrants and the exercise price with respect thereto shall be subject to adjustment from time to time as set forth in Exhibit 3 hereto.

     9. Registration of Conversion Stock and Warrant Stock.

     9.1 Required Registration. If, at any time, the Company shall receive a written request therefor from Investor, or from the holder or holders of at least a majority of the outstanding shares of Conversion Stock and Warrant Stock not theretofore registered under the Securities Act and sold, the Company shall prepare and file a registration statement under the Securities Act covering the Conversion Stock and Warrant Stock that are the subject of such request and shall use its best efforts to cause such registration to become effective. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 9.1, and to pay the expenses associated with such registration statement. In the event that the holders of such Conversion Stock or Warrant Stock determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the SEC, and such registration statement, if theretofore filed with the SEC, is withdrawn with respect to the shares of Conversion Stock or Warrant Stock, and such holders agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such shares, then such holders shall not be deemed to have exercised their right to require the Company to register the Conversion Stock and Warrant Stock pursuant to this Section 9.1. The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this Section 9.1 for such period as may be necessary for the holders of the Conversion Stock and Warrant Stock to dispose of such shares, and from time to time shall amend or supplement, at the Company's expense, the prospectus or offering circular used in connection therewith to the extent necessary in order to comply with the applicable law; provided, however, that the Company shall not be obligated to maintain any registration for a period of more than 18 months.

     At the request of the Chief Executive Officer of the Company and upon consent from Investor, which Investor will not refuse in bad faith, the Company may delay such registration for a period of time not to exceed 60 days if the Company in good faith believes that such a delay is (a) necessary in order not to adversely affect financing efforts then under way at the Company or (b) necessary or advisable to avoid disclosure of material nonpublic information.

     9.2 Expenses. The costs and expenses of a registration pursuant to Section 9.1, including but not limited to legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and the premiums for insurance, if any, incurred by the Company in connection therewith, shall be borne entirely by the Company; provided, however, that any holders participating in such registration shall bear their own underwriting discounts and commissions and the fees and expenses of their own counsel or accountants in connection with any such registration.

     9.3 Blue Sky Laws. The Company shall, at its expense, also take reasonable measures to qualify the Conversion Stock and Warrant Stock included in any registration statement pursuant to Section 9.1 for sale under applicable blue sky laws.

     9.4 Additional Information. Upon the exercise of registration rights pursuant to Section 9.1, each holder agrees to supply the Company with such information as may be required by the Company to register or qualify such shares.

     9.5 Indemnification. In the event of any registration of a security pursuant to this Section 9, the Company shall indemnify each holder of securities subject to such registration, its officers, directors and general partners and each person, if any, who controls such holder within the meaning of
Section 15 of the Securities Act against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such holder expressly for use therein. The obligations of the Company to register any of its securities in accordance with the foregoing shall be subject to the condition that each holder shall agree in writing to indemnify the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each underwriter of the securities so registered, and each person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by such holder to the Company expressly for use in such registration statement or prospectus.

     9.6 Registration Rights of Transferees. The registration rights granted Investor pursuant to this Section 9 shall also be for the benefit of, and enforceable by, any subsequent holder of the Conversion Stock or Warrant Stock, whether or not any express assignment of such rights to any subsequent holder is made, so long as such subsequent holder acquires at least 10% of the Conversion Stock or Warrant Stock then outstanding.

     10. Default.

     10.1 Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

     (a) if default shall be made in the punctual payment of principal of or interest on the Note; or

     (b) if the Company or any Subsidiary becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or the Company or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or any Subsidiary, or for the major part of the property of either; or

     (c) if a trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and the order of such appointment is not discharged, vacated or stayed within 30 days after such appointment; or

     (d) if an order for relief shall be entered in any Federal bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or, if contested by the Company or the Subsidiary, are not dismissed by the adverse parties or by an order, decree or judgment within 30 days after such institution.

     10.2 Remedies upon Events of Default. Upon the occurrence of an Event of Default as herein defined, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of at least a majority of the principal amount of the Note then outstanding, the holders of at least a majority of the principal amount of the Note then outstanding shall be entitled by notice to declare the principal of and any accrued interest on the Note to be immediately due and payable, and thereupon the Note, including both principal and interest, shall become immediately due and payable (provided, however, that when any Event of Default described in Section 10.1(d) hereof has occurred, the Note shall immediately become due and payable without presentment, demand or notice of any kind.

     10.3 Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within three business days of such Event of Default to Investor, or to all the holders of the Note. If the holder of the Note, or a portion thereof, shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of the Note, or a portion thereof, at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

     10.4 Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in Section 10.2 hereof, the holders of at least a majority of the principal amount of the Note may proceed to protect and enforce their rights under this Section 10 by suit in equity or action at law. It is agreed that in the event of such action such holders of Note shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

     10.5 Remedies Cumulative. No right, power or remedy conferred upon any holder of the Note, or a portion thereof, shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

     10.6 Remedies not Waived. No course of dealing between the Company and the Investor, or the holder of the Note, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

     11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     11.1 "Common Stock" shall mean the Company's authorized common shares, any additional common shares which may be authorized in the future by the Company, and any stock into which such common shares may hereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or as to distributions of assets on liquidation, dissolution or winding up of the Company over any other class of stock of the Company, and which is not subject to redemption.

     12. Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, amended, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     13. Payment of Fees and Expenses of Investor. Upon the consummation of the sale of the Note and Warrants anticipated by this Agreement, the Company will pay the reasonable out-of-pocket expenses incurred by the Investor in connection with the transactions herein contemplated, including without limitation the reasonable fees and out-of-pocket expenses of Robins, Kaplan, Miller & Ciresi for their services as legal counsel to the Investor in connection with the transactions herein contemplated.

     14. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

     (a) if to Investor, addressed to Investor at its address as shown on the books of the Company, or at such other address as Investor may specify by written notice to the Company, with a copy to Robert T. Montague, Robins, Kaplan, Miller & Ciresi, 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, or

     (b) if to the Company, addressed to the Company, 13755 First Avenue North, Plymouth, Minnesota 55441, attention Chief Executive Officer, or to such other address as the Company may specify by written notice to Investor, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

     15. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

     16. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     17. Choice of Law. It is the intention of the parties that the laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     18. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  EVEREST MEDICAL CORPORATION
                                  a Minnesota corporation     ("the Company")



                                  By /s/ John L. Shannon, Jr.
                                     John L. Shannon, Jr.
                                     Chief Executive Officer



                                  OKABENA PARTNERSHIP K
                                  a Minnesota general partnership ("Investor")

                                  By Okabena Investment Services, Inc.,
                                      its Managing Partner

                                   By /s/ Bruce C. Lueck
                                     Bruce C. Lueck, President